Exhibit 32.1

Provectus Pharmaceuticals, Inc.
Certification Pursuant to 18 U.S.C. ss. 1350
Section 906 Certifications

Pursuant to 18 U.S.C. ss. 1350, as enacted by Section 906 of the Sarbanes-Oxley Act of 2002 (Public Law 107-204), the undersigned, H. Craig Dees, Ph.D., the Chief Executive Officer of Provectus Pharmaceuticals, Inc., a Nevada corporation (the "Company"), and Peter R. Culpepper, the Chief Financial Officer of the Company, hereby certify that:

1. The Company's Annual Report on Form 10-KSB for the year ended December 31, 2006, as filed with the U.S. Securities and Exchange Commission on the date hereof (the "Report"), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

This Certification is signed on March 22, 2007.

                                                     /s/ H. Craig Dees
                                                    H. Craig Dees, Ph.D.
                                                    Chief Executive Officer
                                                    Provectus Pharmaceuticals, Inc.

                                                     /s/ Peter R. Culpepper
                                                    Peter R. Culpepper
                                                    Chief Financial Officer
                                                     Provectus Pharmaceuticals, Inc.

A signed original of this written statement required by Section 906 has been provided to Provectus Pharmaceuticals, Inc. and will be retained by Provectus Pharmaceuticals, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.